Monsieur Ernst. J. Teunissen
10, rue Decamps
75016 Paris
France

REMISE EN MAIN PROPRE.

Objet :    Augmentation de votre rémunération fixe à compter du 1er juillet 2012 [Re: Increase in your fixed compensation effective July 1, 2012]

Cher Ernst,

Nous avons le plaisir de vous informer que votre rémunération fixe, telle que mentionnée à l’article 2.1 de l’avenant du 14 octobre 2011 modifiant votre contrat de travail en date du 7 décembre 2009, a été assujettie à une augmentation équivalente à 2% pour un salaire annuel fixe et brute de cent trente-neuf mile six cent cinquante Euros (139,650.00€) et ce, effectif de manière rétroactive au 1er juillet 2012. [We are pleased to inform you that your fixed compensation, pursuant to Article 2.1 of the Amendment dated October 14, 2011 to your Employment Agreement dated December 7, 2009, has been increased by 2% for an annual base salary of €139,650.00 (gross), retroactively effective as of July 1, 2012.]

Toutes les dispositions de votre contrat de travail en date du 7 décembre 2009 et de son avenant en date du 14 octobre 2011 non modifiées par la présente demeurent entièrement applicables entre Vistaprint et vous. [Except as specifically modified by this letter, all other terms and conditions of the Employment Agreement dated December 7, 2009 and the Amendment thereto dated October 14, 2011 between Vistaprint and you remain unmodified and in full force and effect.]

Sincères salutations,

Fait à Paris, en deux exemplaires.

/s/Robert Keane
Robert Keane, CEO